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                                  AMENDMENT TO
                 THE TITAN CORPORATION STOCK OPTION PLAN OF 1994

            The Titan Corporation Stock Option Plan of 1994 (the "Plan") is hereby amended as set forth below.

1. Section 13 of the Plan is hereby amended to read in its entirety as follows:

      Notwithstanding any other provisions of this Plan, upon any Change in Control (as defined hereinbelow), all then outstanding options and Stock Appreciation Rights (as defined hereinbelow) will become fully vested and exercisable and all restricted stock (as defined hereinbelow) will become fully vested and all restrictions against sale or transfer or hypothecation thereof shall lapse and expire. The term "Change in Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or
            (D) any acquisition by any corporation pursuant to a transaction that complies with subclauses (i), (ii) and (iii) of clause (c) of this definition;

                  (b) Individuals who, as of February 17, 2000, constitute the
            Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                  (c) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were
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            the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2. This amendment shall be effective as of February 17, 2000, with respect to all awards granted under the Plan, whether on, before or after such effective date; provided, that notwithstanding the foregoing, this amendment shall not be effective if and to the extent that it would cause a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that is intended to be, and would but for the application of the foregoing be, eligible for such accounting treatment.

3. The Plan is in all other respects ratified and confirmed without amendment.


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